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                         [COOPERS & LYBRAND LETTERHEAD]






                        CONSENT OF INDEPENDENT ACCOUNTANTS





To the Board of Trustees
and Shareholders of The Palladian Trust


We consent to the inclusion in the Post-Effective Amendment No. 4 to the Registration Statement of the Palladian Trust on Form N-1A (File No.
33-73882) of our report dated February 27, 1997 on our audits of the financial statements and financial highlights of the Value Portfolio, Growth Portfolio, International Growth Portfolio, Global Strategic Income Portfolio and Global/Interactive Telecomm Portfolio (five portfolios of the Palladian Trust) for the period ended December 31, 1996, which report is included in the Annual Report to Shareholders for the period ended December 31, 1996. We also consent to the reference to our Firm under the caption "Financial Highlights" in the prospectus and "Service Providers" in the statement of additional information.



Los Angeles, California                              COOPERS & LYBRAND L.L.P.
April 30, 1997